NOTE PURCHASE AGREEMENT

This Note Purchase Agreement is made as of the 23rd day of April, 2002 by and between Exabyte Corporation, a Delaware corporation (the "Company"), and Meritage Private Equity Fund, L.P., (the "Purchaser").

The Parties hereby agree as follows:

1. Amount and Terms of the Loan; Warrant

     1.1     The Loan. Subject to the terms of this Agreement, the Company shall borrow from Purchaser and Purchaser shall lend to the Company the principal sum of one million dollars (US$1,000,000.00) (the "Loan") pursuant to a convertible subordinated promissory note in the form attached hereto as Exhibit A (the "Note").

     1.2     Warrant. Subject to approval by the Company's board of directors or a committee authorized by the Company's board of directors, the Company shall grant to Purchaser a warrant to purchase 100,000 shares of common stock of the Company (the "Warrant"). The exercise price of the Warrant per share shall be the average of the closing prices per share of the common stock of the Company as reported on the NASDAQ National Market for thirty (30) consecutive trading days immediately preceding the date of this Agreement. The Warrant shall contain such other terms and conditions as are mutually agreeable to the Company and Purchaser. The Company and Purchaser shall negotiate the terms of the Warrant promptly and in good faith.

2. The Closing

     2.1     Closing Date. The closing shall be held no later than April 23, 2002 at the principal executive offices of the Company in Boulder, Colorado, or at such other time or place as the Company and Purchaser shall agree (the "Closing Date").

     2.2     Delivery. At the Closing (i) Purchaser will deliver to the Company a check or wire transfer of funds in the Loan amount; and (ii) the Company shall deliver to Purchaser a Note representing such Loan amount.

3. Representations and Warranties of the Company

The Company hereby represents and warrants to Purchaser as follows:

     3.1     Organization; Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power to execute and deliver this Agreement and the Note and to carry out and perform its obligations under the terms of this Agreement and the Note.

     3.2     Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company's obligations hereunder, including the issuance and delivery of the Note has been taken or will be taken prior to the Closing. This Agreement and the Note, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Company's Series I Preferred Stock (the "Series I Preferred") into which the Note is convertible or other equity securities of the Company, when issued in compliance with actions of the Company's board of directors to be taken and with the provisions of this Agreement, the Note, and the Company's Certificate of Incorporation, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances.

     3.3     Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority or other third party, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Note and the equity securities issuable upon conversion of the Note or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Closing, except for notices required or permitted to be filed with certain state and federal securities commissions following the Closing, which notices will be filed on a timely basis.

     3.4     Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the offer, issue and sale of the Note are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act"), and, upon the filing of certain forms which will be completed promptly following the Closing, are exempt from registration and qualification under the registration, permit or qualification requirements of all applicable state securities laws.

4. Representations and Warranties of the Purchaser

The Purchaser hereby represents and warrants to the Company as follows:

     4.1     Requisite Power and Authority. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All actions on Purchaser's part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing.

     4.2     Purchase for Own Account. Purchaser is acquiring the Note and the equity securities issuable upon conversion of the Note (collectively, the "Securities") solely for its own account and beneficial interest and not as nominee for any other party, and for investment and not for sale or with a view to distribution of the Note or any part thereof, and has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same.

     4.3     Information and Sophistication. Purchaser acknowledges that it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to acquire the Note. Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser. Purchaser further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

     4.4     Ability to Bear Economic Risk. Purchaser acknowledges that investment in the Note involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Note for an indefinite period of time and to suffer a complete loss of its investment.

     4.5     Further Limitations on Disposition. Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Note unless and until:

          (a)      There is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (b)       (i) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the 1933 Act.

          (c)      Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by Purchaser to a stockholder or partner (or retired partner) of Purchaser, or its affiliates, associates or partners, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchasers hereunder.

Purchaser understands that the Note is a "restricted security" under the federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such security may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, Purchaser represents that it is familiar with Rule 144 promulgated under the 1933 Act, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

     4.6     Accredited Investor. Purchaser is an "accredited investor" as such term is defined in Rule 501 under the 1933 Act.

5. Miscellaneous

     5.1     Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     5.2     Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

     5.3     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.4     Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     5.5     Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, special next day delivery, with verification of receipt. All communications shall be sent to the Company at 1685 - 38th Street, Boulder, CO 80301 and to the Purchaser at the address set forth below its signature, or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other party hereto.

     5.6     Modification; Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Purchaser. Any waiver or amendment effected in accordance with this Section 5.6 shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding and each future holder of all such Securities and the Company.

In Witness Whereof, the parties have executed this Agreement as of the date first written above.

Company:	Purchaser:
Exabyte Corporation By: Juan A. Rodriguez Title: CEO and Interim President	Meritage Private Equity Fund, L.P. 1600 Wynkoop Street Denver, Colorado By: Title: